Exhibit 99.1

JDS UNIPHASE REPORTS THIRD QUARTER RESULTS

San Jose, California, April 28, 2004 – JDS Uniphase Corporation (NASDAQ: JDSU and TSX: JDU) today reported results for the third quarter of fiscal year 2004 ended March 31, 2004.  For the quarter, net revenue increased approximately 6%, consistent with the high end of previous guidance.

Net revenues for the third quarter ended March 31, 2004 rose to $161 million, compared to net revenues of $153 million for the quarter ended December 31, 2003. Revenues this quarter rose for the second consecutive quarter but were down relative to net revenue of $166 million for the quarter ended March 31, 2003.

The Company reported a net loss of $7.3 million, or $0.01 per share, for the quarter ended March 31, 2004, compared to a net loss of $58.5 million, or $0.04 per share, for the quarter ended December 31, 2003, and a net loss of $136.8 million, or $0.10 per share, for the quarter ended March 31, 2003.

On a non-GAAP basis, which excludes restructuring and other realignment charges, the cumulative effect of an accounting change, amortization of purchased intangibles, reductions of long-lived assets, acquisition-based stock compensation charges, gains and losses on sale of subsidiaries, and gains and losses on investments, the Company reported a net loss of $6.7 million, or $0.00 per share, for the quarter ended March 31, 2004, compared to a net loss of $19.3 million, or $0.01 per share for the quarter ended December 31, 2003, and a net loss of $44.8 million, or $0.03 per share, for the quarter ended March 31, 2003.

On a non-GAAP EBITDA basis (non-GAAP earnings before interest, taxes, depreciation and amortization), the Company lost $9.7 million for the quarter ended March 31, 2004, down from a loss of $14.7 million for the quarter ended December 31, 2003, and a loss of $36.8 million for the quarter ended March 31, 2003.

“In the third quarter, the JDS Uniphase team executed and delivered another quarter marked by improvements on all major financial metrics,” said Kevin Kennedy, CEO.  “We continue to focus on execution and operational improvements, as we see signs of recovery in our markets.”

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial measures to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses, gains and losses that, when excluded from the GAAP results, may provide additional understanding of the Company’s core operating results or business performance. However, these non-GAAP financial measures are not intended to supercede or replace the Company’s GAAP results. A detailed reconciliation of the GAAP results to the non-GAAP results is provided in the “Non-GAAP Condensed Consolidated Statements of Operations” schedules below.

Financial Overview – Third Quarter Ended March 31, 2004

•                  On a geographic basis, net revenue from North American customers represented 62% of net revenue. European and Asia-Pacific customers represented 21% and 17% of net revenue, respectively.

•                  The Communications Products Group represented $79 million, or 49% of net revenue.  The Commercial and Consumer Products Group, formerly known as the Thin Film Products Group, represented $82 million, or 51% of net revenue.

•                  GAAP and non-GAAP gross margins were 25% of net revenue.

•                  GAAP operating expenses were $77 million, or 48% of net revenue.  Non-GAAP operating expenses were $60 million, or 37% of net revenue. Included in GAAP operating expenses were reductions in other long-lived assets of approximately $11 million.

•                  The Company recorded a net tax benefit of $7 million. The income tax benefit primarily resulted from an unrealized gain on our investments in public equities. Further fluctuations in the market value or sales of these public equities are expected to create volatility in our income tax expense/(benefit) in future quarters.

•                  The Company held $1,657 million in cash, cash equivalents and short-term investments at the end of the third quarter, of which approximately $1,556 million was cash, money market and other highly liquid fixed income securities.  The Company used approximately $32 million in cash from operations, including $11 million used for restructuring and realignment payments and received $26 million in tax refunds.

Business Outlook

The Company anticipates net revenues for the fourth quarter of fiscal 2004 will be in the range of flat to up 5% over net revenues for the third quarter of fiscal 2004. The Company expects non-GAAP gross margin will be in the range of 25% to 27% of net revenue, with a non-GAAP net loss of $0.01 per share.  The Company expects non-GAAP EBITDA to be in the range of a loss of $7 million to $0, depending on revenue levels and variations in cost trends and product mix. Please further note that the outlook excludes items which, depending upon actual results, may be required by GAAP, such as restructuring, amortization of purchased intangibles, reductions of goodwill and other long-lived assets, and gains and losses on investments, the likelihood and amount of which are uncertain at this time.

Conference Call

The Company will discuss these results and other related matters at 1:30 p.m. Pacific Time on April 28, 2004 in a live webcast, which will also be archived for replay on the Company’s website at www.jdsu.com under Investor Relations / Investor Presentations. This press release is being furnished as a Current Report on Form 8-K with the Securities and Exchange Commission, and will be available at www.sec.gov shortly after it becomes public.

JDS Uniphase Corporation, a worldwide leader in optical technology, designs and manufactures products for fiberoptic communications, as well as for markets where its core optics technologies provide innovative solutions for industrial, commercial and consumer applications.  The Company’s fiberoptic components and modules are deployed by system manufacturers for the data communications, telecommunications and cable television industries. The Company also offers products for display, security, medical/environmental instrumentation, decorative, aerospace and defense applications. More information on the Company is available at www.jdsu.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include: (i) statements or implications regarding the stabilization or recovery of the Company’s markets and signs of growth therein;  (ii) expectations as to the level of income tax expense/(benefit) in future quarters; (iii) any anticipation or guidance as to future financial performance, including expected revenue levels, non-GAAP gross margin, non-GAAP loss per share, and non-GAAP EBITDA projections; and

(iv) the Company’s beliefs regarding the purpose, usefulness and efficacy of non-GAAP results and the measures and items the Company includes in the same, as well as any benefits to investors the Company believes its non-GAAP measures provide.  These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the following: (i) due to, among other things, the Company’s limited visibility, the Company’s ability to perceive or predict market trends (including, among other things, any stabilization, recovery or growth thereof) is limited and uncertain; (ii) the Company’s ongoing integration, cost reduction and restructuring efforts may not be successful in achieving their expected benefits, may be insufficient to align the Company’s operations with customer demand and the changes affecting its industry, or may be more costly, or may be more extensive than currently anticipated; (iii) the Company’s ability to predict financial performance for future periods continues to be difficult; and (iv) ongoing efforts to design products that meet customers’ future needs and to manufacture such products at competitive costs may not be successful.

For more information on these and other risks affecting the Company’s business, please refer to the “Risk Factors” section included in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2003 filed with the Securities and Exchange Commission. The forward-looking statements contained in this news release are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Contact Information:

Investors:  Ms. Brooke Deterline, Director of Investor Relations, 408-546-5585, brooke.deterline@jdsu.com

Press: Mr. Gerald Gottheil, Director of Corporate Marketing and Communications, 408-546-4400, gerald.gottheil@jdsu.com

-SELECTED FINANCIAL DATA FOLLOWS-

JDS UNIPHASE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions except per-share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	March 31, 2004	March 31, 2003	March 31, 2004	March 31, 2003

Net revenue	$161.4	$165.7	$461.4	$515.3
Cost of sales	121.0	142.9	354.9	498.9
Gross profit	40.4	22.8	106.5	16.4
Operating expenses:
Research and development	25.6	36.8	74.4	121.6
Selling, general and administrative	35.6	70.0	113.3	209.0
Amortization of other intangibles	3.9	3.7	11.8	15.9
Acquired in-process research and development	—	—	—	0.4
Reduction of goodwill	—	—	—	225.7
Reduction of other long-lived assets	10.5	11.2	53.8	165.8
Restructuring charges	1.7	16.3	7.5	115.1
Total operating expenses	77.3	138.0	260.8	853.5
Loss from operations	(36.9)	(115.2)	(154.3)	(837.1)
Interest and other income, net	5.1	7.1	16.4	26.6
Loss on sale of subsidiary	—	—	—	(0.5)
Gain on sale of investments	19.2	0.9	39.6	3.7
Reduction in fair value of investments	(1.5)	(9.8)	(3.8)	(37.7)
Loss on equity method investments	(0.5)	(1.2)	(6.5)	(7.7)
Loss before income taxes	(14.6)	(118.2)	(108.6)	(852.7)
Income tax expense (benefit)	(7.3)	18.6	(17.7)	19.5
Loss before cumulative effect of an accounting change	(7.3)	(136.8)	(90.9)	(872.2)
Cumulative effect of an accounting change	—	—	(2.9)	—
Net loss	$(7.3)	$(136.8)	$(93.8)	$(872.2)

Net loss per share - basic and diluted	$(0.01)	$(0.10)	$(0.07)	$(0.62)
Shares used in per-share calculation - basic and diluted	1,438.3	1,422.6	1,436.5	1,416.9

JDS UNIPHASE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

	March 31 2004	June 30, 2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$596.0	$241.9
Short-term investments	1,061.2	992.2
Accounts receivable, less allowance for doubtful accounts of $14.6 at March 31, 2004 and $22.7 at June 30, 2003	111.2	97.5
Inventories	104.4	84.1
Refundable income taxes	—	39.0
Deferred income taxes	26.3	9.3
Other current assets	58.5	50.6
Total current assets	1,957.6	1,514.6
Property, plant and equipment, net	191.9	283.4
Deferred income taxes	24.6	27.6
Goodwill	167.2	166.2
Other intangibles, net	76.6	88.2
Long-term investments	41.3	47.5
Other assets	4.8	10.3
Total assets	$2,464.0	$2,137.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$60.5	$48.6
Accrued payroll and related expenses	38.6	47.2
Income taxes payable	37.5	39.0
Deferred income taxes	26.3	9.3
Restructuring accrual	88.3	134.1
Warranty accrual	27.6	52.4
Other current liabilities	71.1	92.2
Total current liabilities	349.9	422.8
Deferred income taxes	24.6	27.6
Long-term debt	464.1	—
Other non-current liabilities	8.2	16.3
Stockholders’ equity:
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	68,575.3	68,555.6
Accumulated deficit	(66,990.3)	(66,896.5)
Accumulated other comprehensive income	30.8	10.6
Total stockholders’ equity	1,617.2	1,671.1
Total liabilities and stockholders’ equity	$2,464.0	$2,137.8

JDS UNIPHASE CORPORATION

REPORTABLE SEGMENT INFORMATION

(in millions)

(unaudited)

	Three Months Ended		Nine Months Ended
	March 31, 2004	March 31, 2003	March 31, 2004	March 31, 2003

Communications Products Group:
Revenue	$79.5	$74.8	$231.6	$257.3
Intersegment revenue	—	—	—	—
Net revenue from external customers	79.5	74.8	231.6	257.3
Operating loss	(11.5)	(16.2)	(31.7)	(146.4)

Commercial and Consumer Products Group
Revenue	84.1	92.6	234.0	262.6
Intersegment revenue	(2.2)	(1.7)	(4.2)	(4.6)
Net revenue from external customers	81.9	90.9	229.8	258.0
Operating income	15.1	18.0	35.6	44.3

Total net revenue	161.4	165.7	461.4	515.3

Operating loss by reportable segments	3.6	1.8	4.0	(102.1)
All other operating loss	(22.7)	(53.1)	(77.7)	(122.7)
Unallocated amounts:
Acquisition-related charges	(3.9)	(23.7)	(13.5)	(64.1)
Reduction of goodwill and other long-lived assets	(10.5)	(11.2)	(53.8)	(391.5)
Restructuring charges	(1.7)	(16.3)	(7.5)	(115.1)
Other realignment charges	(1.7)	(12.7)	(5.8)	(41.6)
Interest and other income, net	5.1	7.1	16.4	26.6
Loss on sale of subsidiary	—	—	—	(0.5)
Gain on sale of investments	19.2	0.9	39.6	3.7
Reduction in fair value of investments	(1.5)	(9.8)	(3.8)	(37.7)
Loss on equity method investments	(0.5)	(1.2)	(6.5)	(7.7)
Loss before income taxes	$(14.6)	$(118.2)	$(108.6)	$(852.7)

JDS UNIPHASE CORPORATION

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions except per-share data)

(unaudited)

	Three Months Ended March 31, 2004
	As Reported	Reconciling Items	Non-GAAP*
Net revenue	$161.4	$161.4
Cost of sales	121.0	(0.6)	120.4
Gross profit	40.4	0.6	41.0
Operating expenses:
Research and development	25.6	(0.2)	25.4
Selling, general and administrative	35.6	(0.9)	34.7
Amortization of other intangibles	3.9	(3.9)	—
Reduction of other long-lived assets	10.5	(10.5)	—
Restructuring charges	1.7	(1.7)	—
Total operating expenses	77.3	(17.2)	60.1
Loss from operations	(36.9)	17.8	(19.1)
Interest and other income, net	5.1	—	5.1
Gain on sale of investments	19.2	(19.2)	—
Reduction in fair value of investments	(1.5)	1.5	—
Loss on equity method investments	(0.5)	0.5	—
Loss before income taxes	(14.6)	0.6	(14.0)
Income tax benefit	(7.3)	—	(7.3)
Net loss	$(7.3)	$0.6	$(6.7)
Net loss per share - basic and diluted	$(0.01)		$(0.00)
Shares used in per-share calculation - basic and diluted	1,438.3		1,438.3

	Three Months Ended March 31, 2003
	As Reported	Reconciling Items	Non-GAAP**
Net revenue	$165.7	$—	$165.7
Cost of sales	142.9	(8.8)	134.1
Gross profit	22.8	8.8	31.6
Operating expenses:
Research and development	36.8	(5.4)	31.4
Selling, general and administrative	70.0	(18.5)	51.5
Amortization of other intangibles	3.7	(3.7)	—
Reduction of goodwill and other long-lived assets	11.2	(11.2)	—
Restructuring charges	16.3	(16.3)	—
Total operating expenses	138.0	(55.1)	82.9
Loss from operations	(115.2)	63.9	(51.3)
Interest and other income, net	7.1	—	7.1
Gain on sale of investments	0.9	(0.9)	—
Reduction in fair value of investments	(9.8)	9.8	—
Loss on equity method investments	(1.2)	1.2	—
Loss before income taxes	(118.2)	74.0	(44.2)
Income tax expense (benefit)	18.6	(18.0)	0.6
Net loss	$(136.8)	$92.0	$(44.8)
Net loss per share - basic and diluted	$(0.10)		$(0.03)
Shares used in per-share calculation - basic and diluted	1,422.6		1,422.6

* Non-GAAP results for the three months ended March 31, 2004 exclude a $1.7 million expense for restructuring and $1.7 million in other realignment charges; $10.5 million expense for a reduction in the value of long lived assets; $3.9 million of amortization of intangibles;  $19.2 million gain on sale of investments; $1.5 million reduction in fair value of investments; and $0.5 million loss on equity method investments.

** Non-GAAP results for the three months ended March 31, 2003 exclude $16.3 million in restructuring and $12.7 million in other charges associated with the Global Realignment Program; $11.2 million reduction of goodwill and other long-lived assets; $3.7 million of amortization of intangibles; $20.0 million of stock-based compensation charges; $0.9 million gain on sale of investments; $9.8 million reduction in fair value of investments; and $1.2 million loss on equity method investments.

	Nine Months Ended March 31, 2004
	As Reported	Reconciling Items	Non-GAAP*
Net revenue	$461.4	$—	$461.4
Cost of sales	354.9	(3.1)	351.8
Gross profit	106.5	3.1	109.6
Operating expenses:	—
Research and development	74.4	(1.1)	73.3
Selling, general and administrative	113.3	(3.3)	110.0
Amortization of other intangibles	11.8	(11.8)	—
Acquired in-process research and development	—	—	—
Reduction of goodwill	—	—	—
Reduction of other long-lived assets	53.8	(53.8)	—
Restructuring charges	7.5	(7.5)	—
Total operating expenses	260.8	(77.5)	183.3
Loss from operations	(154.3)	80.6	(73.7)
Interest and other income, net	16.4	—	16.4
Gain on sale of investments	39.6	(39.6)	—
Reduction in fair value of investments	(3.8)	3.8	—
Loss on equity method investments	(6.5)	6.5	—
Loss before income taxes	(108.6)	51.3	(57.3)
Income tax benefit	(17.7)	—	(17.7)
Loss before cumulative effect of an accounting change	(90.9)	51.3	(39.6)
Cumulative effect of an accounting change	(2.9)	2.9	—
Net loss	$(93.8)	$54.2	$(39.6)
Net loss per share - basic and diluted	$(0.07)		$(0.03)
Shares used in per-share calculation - basic and diluted	1,436.5		1,436.5

	Nine Months Ended March 31, 2003
	As Reported	Reconciling Items	Non-GAAP**
Net revenue	$515.3	$—	$515.3
Cost of sales	498.9	(23.0)	475.9
Gross profit	16.4	23.0	39.4
Total operating expenses
Research and development	121.6	(11.9)	109.7
Selling, general and administrative	209.0	(54.5)	154.5
Amortization of other intangibles	15.9	(15.9)	—
Acquired in-process research and development	0.4	(0.4)	—
Reduction of goodwill and other long-lived assets	391.5	(391.5)	—
Restructuring charges	115.1	(115.1)	—
Total operating expenses	853.5	(589.3)	264.2
Loss from operations	(837.1)	612.3	(224.8)
Interest and other income, net	26.6	—	26.6
Loss on sale of subsidiaries’ assets	(0.5)	0.5	—
Gain on sale of investments	3.7	(3.7)	—
Reduction in fair value of investments	(37.7)	37.7	—
Loss on equity method investments	(7.7)	7.7	—
Loss before income taxes	(852.7)	654.5	(198.2)
Income tax expense (benefit)	19.5	(18.0)	1.5
Net loss	$(872.2)	$672.5	$(199.7)
Net loss per share - basic and diluted	$(0.62)		$(0.14)
Shares used in per-share calculation - basic and diluted	1,416.9		1,416.9

*Non-GAAP results for the nine months ended March 31, 2004 exclude a $7.5 million expense for restructuring and $5.8 million in other realignment charges; $2.9 million cumulative effect of an accounting change representing the cumulative depreciation on assets previously under a synthetic lease agreement which the Company purchased during the first fiscal quarter; $53.8 million expense for a reduction in the value of long lived assets; $11.8 million of amortization of intangibles;  $1.7 million of stock-based compensation charges; $39.6 million gain on sale of investments; $3.8  million reduction in fair value of investments; and $6.5 million loss on equity method investments.

** Non-GAAP results for the nine months ended March 31, 2003 exclude $115.1 million in restructuring and $41.6 million in other charges associated with the Global Realignment Program; $391.5 million reduction of goodwill and other long-lived assets; $15.9 million of amortization of intangibles; $0.4 million of in-process research and development charges; $47.8 million of stock-based compensation charges; $3.7 million gain on sale of investments; $37.7 million reduction in fair value of investments; $0.5 million loss on sale of subsidiaries assets and $7.7 million loss on equity method investments.

ADDITIONAL SELECTED FINANCIAL INFORMATION

Following is a reconciliation of non-GAAP loss from operations to non-GAAP EBITDA

(in millions)

(unaudited)

	Three Months Ended
	March 31, 2004	December 31, 2003	March 31, 2003
	(in millions)
Non-GAAP loss from operations	$(19.1)	$(25.3)	$(51.3)
Add back depreciation expense	9.4	10.6	14.5
Non-GAAP EBITDA	$(9.7)	$(14.7)	$(36.8)